As filed with the United States Securities and Exchange Commission on August 6, 2020 under the Securities Act of 1933, as amended.
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARYA Sciences Acquisition Corp III
(Exact name of registrants as specified in their charters)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1541723 (I.R.S. Employer Identification Number)

51 Astor Place, 10th Floor
New York, New York 10003
(212) 248-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Stone
51 Astor Place, 10th Floor
New York, New York 10003
(212) 248-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service).

Copies:
Christian O. Nagler Ross Leff Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Tel: (650) 470-4500 Fax: (650) 470-4570

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239986

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A ordinary shares, $0.0001 par value(2)(3)	575,000 shares	$10.00	$5,750,000	$747
Total			$5,750,000	$747(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239986).

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $143,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-239986), which was declared effective by the Securities and Exchange Commission on August 6, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $5,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional Class A ordinary shares.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 575,000 additional Class A ordinary shares of ARYA Sciences Acquisition Corp III, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239986) (the “Prior Registration Statement”), initially filed by the Registrant on July 21, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on August 6, 2020. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 7, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 7, 2020.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits and Financial Statement Schedules.

(a)          Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-239986) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Ogier, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Ogier (included on Exhibit 5.1).
24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-239986) filed on July 21, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 6th day of August 2020.

ARYA SCIENCES ACQUISITION CORP III

By:	/s/ Adam Stone
Name:	Adams Stone
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph Edelman
Joseph Edelman	Chairman	August 6, 2020

/s/ Adam Stone	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2020
Adam Stone

/s/Michael Altman	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 6, 2020
Michael Altman

/s/ Bradley L. Campbell
Bradley L. Campbell	Director	August 6, 2020

/s/ Saqib Islam
Saqib Islam	Director	August 6, 2020

/s/ Todd Wider
Todd Wider	Director	August 6, 2020